EXHIBIT 4.20
                                  ------------

     SUPPLEMENTAL INDENTURE NO. 3 (the "Supplement"), dated as of August 6, 1999, is entered into by and among CANANDAIGUA BRANDS, INC. (formerly known as Canandaigua Wine Company, Inc.), a Delaware corporation (the "Company"), and Canandaigua B.V., a private company with limited liability incorporated under the laws of the Netherlands, Barton Canada, Ltd., an Illinois corporation, Simi Winery, Inc., a California corporation, Franciscan Vineyards, Inc., a Delaware corporation, Allberry, Inc., a California corporation, M.J. Lewis Corp., a California corporation, Cloud Peak Corporation, a California corporation, Mt. Veeder Corporation, a California corporation and SCV-EPI Vineyards, Inc., a New York corporation, each being, directly or indirectly, a wholly-owned subsidiary of the Company (individually a "New Guarantor" and collectively the "New Guarantors"), and HARRIS TRUST AND SAVINGS BANK , as Trustee (the "Trustee").


                 RECITALS OF THE COMPANY AND THE NEW GUARANTORS

     WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of February 25, 1999 (the "Base Indenture"), a Supplemental Indenture No. 1, dated as of February 25, 1999 with respect to the issuance by the Company of $200,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2009 (the "First Supplemental Indenture"), and a Supplemental Indenture No. 2 dated as of August 4, 1999 with respect to the issuance by the Company of up to $400,000,000 aggregate principal amount of the Company's 8 5/8% Senior Notes due 2006 (the "Second Supplemental Indenture" and collectively with the Base Indenture and the First Supplemental Indenture, the "Indentures") pursuant to which the Guarantors have agreed to guarantee, jointly and severally, the full and punctual payment and performance when due of all Indenture Obligations; and

     WHEREAS, the New Guarantors have become Subsidiaries and pursuant to the Indentures are obligated to enter into this Supplement thereby guaranteeing the punctual payment and performance when due of all Indenture Obligations; and

     WHEREAS, pursuant to the Indentures, the Company, the New Guarantors and the Trustee may enter into this Supplement without the consent of any Holder; and

     WHEREAS, all conditions and requirements necessary to make the Supplement valid and binding upon the Company and the New Guarantors, and enforceable against the Company and the New Guarantors in accordance with its terms, have been performed and fulfilled;

     NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Securities, as follows:


                                   ARTICLE ONE
                                THE NEW GUARANTEE

     Section 101. For value received, the New Guarantors hereby absolutely, unconditionally and irrevocably guarantee (the "New Guarantee"), jointly and severally among themselves and the Guarantors, to the Trustee and the Holders, as if each New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of the New Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this New Guarantee). The agreements made and obligations assumed hereunder by the New Guarantors shall constitute and shall be deemed to constitute a Guarantee under the Indentures and for all purposes of the Indentures as if each of the New Guarantors was originally named therein as the Guarantor.

     Section 102. The New Guarantee shall be released upon the occurrence of the events as provided in the Indentures.

     Section 103. The New Guarantors hereby waive, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee under the Indentures.


                                   ARTICLE TWO
                                  MISCELLANEOUS

     Section 201. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indentures shall have the meanings assigned to them in the Indentures. Except as supplemented hereby, the Indentures (including the Guarantees incorporated therein) and the notes issued pursuant thereto are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.

     Section 202. The recitals contained herein shall be taken as the statements of the Company and the New Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

     Section 203. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indentures and their construction.

     Section 2.04. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                        CANANDAIGUA BRANDS, INC.


[Corporate Seal]                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


Attest: /s/David S. Sorce
        -----------------
Title:  Secretary


                                        CANANDAIGUA B.V.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Authorized Representative


                                        BARTON CANADA, LTD.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President


                                        SIMI WINERY, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  President and Treasurer


                                        FRANCISCAN VINEYARDS, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer

                                        ALLBERRY, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        M.J. LEWIS CORP.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        CLOUD PEAK CORPORATION


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                           Name:  Thomas S. Summer
                                           Title:  Vice President and Treasurer


                                        MT. VEEDER CORPORATION


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        SCV-EPI VINEYARDS, INC.


                                        By: /s/Thomas S. Summer
                                            -----------------------------------
                                            Name:  Thomas S. Summer
                                            Title:  Vice President and Treasurer


                                        HARRIS TRUST AND SAVINGS BANK


[Corporate Seal]                        By: /s/J. Bartolini
                                            -----------------------------------
                                            Name:  J. Bartolini
                                            Title: Vice President

Attest: /s/Ray Nowakowski
        -----------------
Title:  Asst. Secretary